                                                                   EXHIBIT 10.17


                            QUICKLOGIC CORPORATION


                          LOAN AND SECURITY AGREEMENT


                               TABLE OF CONTENTS
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                                                                            Page
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1.   DEFINITIONS AND CONSTRUCTION.........................................    1
     1.1   Definitions....................................................    1
     1.2   Accounting Terms...............................................    6

2.   LOAN AND TERMS OF PAYMENT............................................    6
     2.1   Advances.......................................................    6
     2.2   Overadvances...................................................    8
     2.3   Interest Rates, Payments, and Calculations.....................    8
     2.4   Crediting Payments.............................................    8
     2.5   Fees...........................................................    9
     2.6   Additional Costs...............................................    9
     2.7   Term...........................................................    9

3.   CONDITIONS OF LOANS..................................................   10
     3.1   Conditions Precedent to Initial Advance........................   10
     3.2   Conditions Precedent to all Advances...........................   10

4.   CREATION OF SECURITY INTEREST........................................   10
     4.1   Grant of Security Interest.....................................   10
     4.2   Delivery of Additional Documentation Required..................   10
     4.3   Right to Inspect...............................................   11

5.   REPRESENTATIONS AND WARRANTIES........................................  11
     5.1   Due Organization and Qualification..............................  11
     5.2   Due Authorization; No Conflict..................................  11
     5.3   No Prior Encumbrances...........................................  11
     5.4   Bona Fide Eligible Accounts.....................................  11
     5.5   Merchantable Inventory..........................................  11
     5.6   Name; Location of Chief Executive Office........................  11
     5.7   Litigation......................................................  11
     5.8   No Material Adverse Change in Financial Statements..............  11
     5.9   Solvency........................................................  11
     5.10  Regulatory Compliance...........................................  12
     5.12  Taxes...........................................................  12
     5.13  Subsidiaries....................................................  12
     5.14  Government Consents.............................................. 12
     5.15  Full Disclosure.................................................. 12

6.   AFFIRMATIVE COVENANTS................................................   12
     6.1   Good Standing..................................................   12
     6.2   Government Compliance..........................................   13
     6.3   Financial Statements, Reports, Certificates....................   13
     6.4   Inventory; Returns.............................................   13
     6.5   Taxes..........................................................   13
     6.6   Insurance......................................................   14
     6.7   Principal Depository...........................................   14
     6.8   Quick Ratio....................................................   14
     6.9   Minimum Liquidity and Debt Service Coverage....................   14
     6.10  Debt-Net Worth Ratio...........................................   14
     6.11  Tangible Net Worth.............................................   14
     6.12  Profitability..................................................   15

      6.13  Further Assurances............................................   15

7.   NEGATIVE COVENANTS...................................................   15
      7.1   Dispositions..................................................   15
      7.2   Change in Business............................................   15
      7.3   Mergers or Acquisitions.......................................   15
      7.4   Indebtedness..................................................   15
      7.5   Encumbrances..................................................   15
      7.6   Distributions.................................................   15
      7.7   Investments...................................................   15
      7.8   Transactions with Affiliates..................................   15
      7.9   Subordinated Debt.............................................   15
      7.10  Inventory.....................................................   16
      7.11  Compliance....................................................   16

8.   EVENTS OF DEFAULT....................................................   16
      8.1   Payment Default...............................................   16
      8.2   Covenant Default..............................................   16
      8.3   Material Adverse Change.......................................   16
      8.4   Attachment....................................................   16
      8.5   Insolvency....................................................   17
      8.6   Other Agreements..............................................   17
      8.7   Subordinated Debt.............................................   17
      8.8   Judgments.....................................................   17
      8.9   Misrepresentations............................................   17

9.   BANK'S RIGHTS AND REMEDIES...........................................   17
      9.1   Rights and Remedies...........................................   17
      9.2   Power of Attorney.............................................   18
      9.3   Accounts Collection...........................................   18
      9.4   Bank Expenses.................................................   19
      9.5   Bank's Liability for Collateral...............................   19
      9.6   Remedies Cumulative...........................................   19
      9.7   Demand; Protest...............................................   19

10.   NOTICES.............................................................   19

11.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................   20

12.   GENERAL PROVISIONS..................................................   20
      12.1  Successors and Assigns........................................   20
      12.2  Indemnification...............................................   20
      12.3  Time of Essence...............................................   20
      12.4  Severability of Provisions....................................   20
      12.5  Amendments in Writing, Integration............................   20
      12.6  Counterparts..................................................   21
      12.7  Survival......................................................   21
      12.8  Confidentiality...............................................   21

   This LOAN AND SECURITY AGREEMENT is entered into as of August 8, 1996, by and between SILICON VALLEY BANK ("Bank") and QUICKLOGIC CORPORATION ("Borrower").


                                 RECITALS
                                 --------

   Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                 AGREEMENT
                                 ---------

   The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION
      ----------------------------

      1.1    Definitions.  As used in this Agreement, the following terms shall
             -----------
have the following definitions:

             "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

             "Advance" or "Advances" means an advance under the Revolving Facility.

             "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

             "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

             "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

             "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

             "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

             "Closing Date" means the date of this Agreement.

             "Code" means the California Uniform Commercial Code.

             "Collateral" means the property described on Exhibit A attached
                                                          ---------
hereto.

             "Committed Line" means Five Million Dollars ($5,000,000), except the Committed Line shall be $3,000,000 until Borrower delivers notice to Bank increasing the Committed Line to $5,000,000. Upon the Initial Public Offering, the Committed Line shall be Six Million Dollars ($6,000,000).

             "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

             "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

             "Daily Balance" means the amount of the Obligations owed at the end of a given day.

             "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of
                                                 --------
eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon fifteen (15) days written notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

             (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

             (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

             (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

             (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

             (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

             (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

             (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

             (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

             (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank, it being acknowledged that the concentration limit for Accounts owing by Solectron Corporation shall be forty percent (40%);

             (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its reasonable judgment, that there may be a reasonable basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

             (k) Accounts the collection of which Bank reasonably determines to be doubtful.

             "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

             "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

             "GAAP" means generally accepted accounting principles as in effect from time to time.

             "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

             "Initial Public Offering" means a sale of Borrower of its equity securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which Borrower receives net proceeds of not less than Twenty Million Dollars ($20,000,000).

             "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

             "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

             "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

             "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

             "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

             "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

             "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

             "Maturity Date" means May 7, 2000.

             "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

             "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

             "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

             "Permitted Indebtedness" means:

             (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

             (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

             (c)  Subordinated Debt; and

             (d) Indebtedness to trade creditors incurred in the ordinary course of business.

             "Permitted Investment" means:

             (a) Investments existing on the Closing Date disclosed in the Schedule; and

             (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

             "Permitted Liens" means the following:

             (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

             (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

             (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such equipment;

             (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

             "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

             "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

             "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

             "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

             "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

             "Revolving Maturity Date" means August 7, 1997.

             "Schedule" means the schedule of exceptions attached hereto.

             "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

             "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

             "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable
             -----
to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

             "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

      1.2    Accounting Terms.  All accounting terms not specifically defined
             ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

2.    LOAN AND TERMS OF PAYMENT
      -------------------------

      2.1    Advances.  Subject to and upon the terms and conditions of this
             --------
Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the lesser of the Committed Line minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) or the Borrowing Base minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to eighty percent (80%) of Eligible Accounts of account debtors who are not distributors plus seventy percent (70%) of account debtors who are distributors. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1 may be repaid and reborrowed at any time prior to the Maturity Date. After the Initial Public Offering, Borrower may request Advances in an aggregate amount not to exceed the Committed Line minus the face amount of all outstanding Letters of Credit (including drawn but reimbursed Letters of Credit).

      Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement,
---------
based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

      The Revolving Facility shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 shall be immediately due and payable.

      2.1.1  Letters of Credit.
             -----------------

             (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances. Notwithstanding the foregoing, after the Initial Public Offering, subject to and upon the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed the Committed Line minus the outstanding principal balance of the Advances. Each such letter of credit shall have an expiry date no later than the Revolving Maturity Date, provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of the Revolving Facility is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of a letter of credit shall, when paid, constitute an Advance under this Agreement.

             (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

      2.1.2  Letter of Credit Reimbursement; Reserve.
             ---------------------------------------

             (a) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

             (b) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

      2.1.3  Equipment Advances.
             -------------------

             (a) At any time from the date hereof through May 8, 1997, Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to One Million Dollars ($1,000,000). The Equipment Advances shall be used to purchase Equipment approved from time to time by Bank and shall not exceed one hundred percent (100%) of the cost of such Equipment, including installation expense, freight discounts, warranty charges and taxes. Not more than thirty percent (30%) of any Equipment Advance shall be used to purchase or finance software, custom equipment and tenant improvements.

             (b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the seventh calendar day of each month for each month through May 8, 1997. The Equipment Advance or Equipment Advances that are outstanding on May 8, 1997 will be payable monthly on the seventh calendar day of each month in thirty-six (36) equal installments of principal, plus accrued interest, beginning on June 7, 1997, and continuing through the Maturity Date, when the entire principal amount and all unpaid interest shall be due and payable.

             (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be in substantially the form of Exhibit B. The notice shall be signed by a Responsible
                          ---------
Officer and include a copy of the invoice for the Equipment to be financed.

         2.2 Overadvances. If, at any time or for any reason prior to the
             ------------
Initial Public Offering, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         2.3 Interest Rates, Payments, and Calculations.
             ------------------------------------------

             (a) Interest Rate. Except as set forth in Section 2.3(b), any
                 -------------
Advances shall bear interest, on the average Daily Balance, at a rate equal to the Prime Rate, and any Equipment Advances shall bear interest at a rate equal to one quarter of one (0.25) percentage point above the Prime Rate; provided that, upon the Initial Public Offering Borrower may request LIBOR Rate Advances pursuant to the terms of the LIBOR Supplement to Agreement.

             (b) Default Rate. All Obligations shall bear interest, from and
                 ------------
after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

             (c) Payments. Interest hereunder shall be due and payable on the
                 --------
eleventh calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

             (d) Computation. In the event the Prime Rate is changed from time
                 -----------
to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

        2.4  Crediting Payments. Prior to the occurrence of an Event of Default,
             ------------------
Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.5  Fees. Borrower shall pay to Bank the following:
             ----

             (a) Facility Fee. A Facility Fee equal to One-Quarter of One
                 ------------
Percent of the Committed Line, on a prorated basis, which fee shall be due on the Closing Date and shall be fully earned and nonrefundable; provided Borrower shall pay Bank a Facility Fee equal to One Quarter of One Percent (0.25%), on a prorated basis, of the Committed Line upon the Initial Public Offering.

             (b) Financial Examination and Appraisal Fees. Bank's customary fees
                 ----------------------------------------
and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

             (c) Bank Expenses. Upon the date hereof, all Bank Expenses incurred
                 -------------
through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

        2.6  Additional Costs. In case any change in any law, regulation, treaty
             ----------------
or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

             (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

             (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

             (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         2.7 Term. This Agreement shall become effective on the Closing Date
             ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.  CONDITIONS OF LOANS
         -------------------

         3.1 Conditions Precedent to Initial Advance.  The obligation of Bank to
             ---------------------------------------
make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

             (a)  this Agreement;

             (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

             (c)  financing statement (Forms UCC-1);

             (d)  insurance certificate;

             (e)  payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

             (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2 Conditions Precedent to all Advances. The obligation of Bank to
             ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

             (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

             (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

      4.  CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest.  Borrower grants and pledges to Bank
               --------------------------
a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof; provided that after the Initial Public Offering, Bank shall release all of the Collateral except Equipment financed with the Equipment Advances and the proceeds thereof.

          4.2  Delivery of Additional Documentation Required. Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect.  Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

      5.  REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1  Due Organization and Qualification.  Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3  No Prior Encumbrances. Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide
               ---------------------------
existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5  Merchantable Inventory. All Inventory is in all material respects
               ----------------------
of good and marketable quality, free from all material defects.

          5.6  Name; Location of Chief Executive Office.  Borrower has not done
               ----------------------------------------
business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in
Section 10 hereof.

          5.7  Litigation.  Except for the pending patent litigation with Actel
               ----------
Corporation, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.8  No Material Adverse Change in Financial Statements. All
               --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended.

There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.9  Solvency. Borrower is solvent and able to pay its debts
               --------
(including trade debts) as they mature.

          5.10 Regulatory Compliance.  Borrower and each Subsidiary has met the
               ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11 Environmental Condition.  None of Borrower's or any Subsidiary's
               -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12 Taxes. Borrower and each Subsidiary has filed or caused to be
               -----
filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.13 Subsidiaries.  Borrower does not own any stock, partnership
               ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.14 Government Consents. Borrower and each Subsidiary has obtained
               -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.15 Full Disclosure. No representation, warranty or other statement
               ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

      6.  AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1 Good Standing.  Borrower shall maintain its and each of its
              -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2 Government Compliance.  Borrower shall meet, and shall cause each
              ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3 Financial Statements, Reports, Certificates. Borrower shall
              -------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Through the date of the Initial Public Offering, within twenty (20) days after the last day of each month in which an Advance is outstanding (and as a condition to Borrower requesting and Advance), Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable
        ---------
and accounts payable.

     Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
   ---------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, every twelve (12) months, and at such times as Bank deems appropriate after an Event of Default has occurred and is continuing.

          6.4 Inventory; Returns.  Borrower shall keep all Inventory in good and
              ------------------
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5 Taxes.  Borrower shall make, and shall cause each Subsidiary to
              -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6 Insurance.
              ---------

              (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

              (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7  Principal Depository. Borrower shall maintain its principal
               --------------------
depository and operating accounts with Bank.

          6.8  Quick Ratio.  Borrower shall maintain, as of the last day of each
               -----------
calendar month, a ratio of Quick Assets to Current Liabilities, excluding deferred revenue, of at least 1.0 to 1.0, and a ratio of Quick Assets to Current Liabilities of at least 2.0 to 1.0 after the Initial Public Offering.

          6.9  Minimum Liquidity and Debt Service Coverage. Subject to the
               -------------------------------------------
remainder of this Section, Borrower shall maintain, as of the last day of each of Borrower's fiscal quarters, a minimum Liquidity of two (2) times the amount of outstanding Equipment Advances. "Liquidity" means the sum of (i) cash and cash-equivalents plus (ii) the Borrowing Base minus (iii) the aggregate outstanding Advances as of the measurement date. Notwithstanding the foregoing, from and after the time Borrower achieves a rolling 3-month Debt Service Coverage for two consecutive fiscal quarters of at least 1.50 to 1.00, and for so long as Borrower maintains as of the last day of each fiscal quarter thereafter, a Debt Service Coverage of at least 1.50 to 1.00, Borrower shall not be subject to the minimum required Liquidity set forth above. Debt Service Coverage means, as measured quarterly as of the last day of each fiscal quarter of Borrower, on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, plus (ii) depreciation, amortization of intangible assets and other non-cash charges to income, plus (iii) interest to (b) an amount equal to the sum of all scheduled repayments for such quarter (or month, as applicable) and mandatory prepayments of principal on account of long-term debt plus interest.

          6.10 Debt-Net Worth Ratio. Borrower shall maintain, as of the last day
               --------------------
of each calendar month, a ratio of Total Liabilities, excluding deferred revenue, less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.0 to 1.0, and a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1.0 after the Initial Public Offering.

          6.11 Tangible Net Worth. Borrower shall maintain, as of the last day
               ------------------
of each calendar month, a Tangible Net Worth of not less than Six Million, Five Hundred Thousand Dollars ($6,500,000) and, after the Initial Public Offering, not less than Twenty Million Dollars ($20,000,000).

          6.12 Profitability. Borrower shall have a minimum net profit of One
               -------------
Dollar ($1.00) for each fiscal quarter, except that, after the Initial Public Offering, Borrower may suffer a loss in one fiscal quarter, not to exceed One Million Dollars ($1,000,000).

          6.13 Further Assurances.  At any time and from time to time Borrower
               ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

       7. NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

           7.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose
                -------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment.

           7.2  Change in Business. Engage in any business, or permit any of its
                ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

           7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of
                -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

           7.4  Indebtedness.  Create, incur, assume or be or remain liable with
                ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

           7.5  Encumbrances. Create, incur, assume or suffer to exist any Lien
                ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

           7.6  Distributions. Pay any dividends or make any other distribution
                -------------
or payment on account of or in redemption, retirement or purchase of any capital stock.

           7.7  Investments.  Directly or indirectly acquire or own, or make any
                -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

           7.8  Transactions with Affiliates. Directly or indirectly enter into
                ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

           7.9  Subordinated Debt.  Make any payment in respect of any
                -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

           7.10 Inventory.  Store the Inventory with a bailee, warehouseman, or
                ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

           7.11 Compliance.  Become an "investment company" controlled by an
                ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8. EVENTS OF DEFAULT
           -----------------

           Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

           8.1 Payment Default.  If Borrower fails to pay the principal of, or
               ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

           8.2 Covenant Default. If Borrower fails to perform any obligation
               ----------------
under Sections 6.7, 6.8, 6.9, 6.10, 6.11 or 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

           8.3 Material Adverse Change.  If there occurs a material adverse
               -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

           8.4 Attachment. If any material portion of Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

           8.5 Insolvency.  If Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

           8.6 Other Agreements. If there is a default in any agreement to which
               ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

           8.7 Subordinated Debt.  If Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

           8.8 Judgments.  If a judgment or judgments for the payment of money
               ---------
in an amount, individually or in the aggregate, of at least One Hundred Fifty Thousand Dollars ($150,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

           8.9 Misrepresentations. If any material misrepresentation or material
               ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9. BANK'S RIGHTS AND REMEDIES
           --------------------------

           9.1  Rights and Remedies. Upon the occurrence and during the
                -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the that upon the occurrence of an Event of Default described in Section 8.5 other Loan Documents, or otherwise, immediately due and payable (provided all Obligations shall become immediately due and payable without any action by Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                (i) Bank may credit bid and purchase at any public sale; and

                (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 Power of Attorney. Effective only upon the occurrence and during
                -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            9.3 Accounts Collection. At any time from the date of this
                -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish
                -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 Bank's Liability for Collateral.  So long as Bank complies with
                -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            9.6 Remedies Cumulative. Bank's rights and remedies under this
                -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            9.7 Demand; Protest.  Borrower waives demand, protest, notice of
                ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10. NOTICES
            -------

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:    QuickLogic Corporation
                           2933 Bunker Hill Lane 100A
                           Santa Clara, CA  95054
                           Attn: Chief Financial Officer
                           FAX:  (408) 987-2012

        If to Bank:        Silicon Valley Bank
                           3003 Tasman Drive
                           Santa Clara, CA  95054
                           Attn:
                           FAX:

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
              ------------------------------------------

              This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         12.  GENERAL PROVISIONS
              ------------------

              12.1 Successors and Assigns.  This Agreement shall bind and
                   ----------------------
inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights
                --------  -------
hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

              12.2 Indemnification. Borrower shall defend, indemnify and hold
                   ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

              12.3 Time of Essence. Time is of the essence for the performance
                   ---------------
of all obligations set forth in this Agreement.

              12.4 Severability of Provisions. Each provision of this Agreement
                   --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

              12.5 Amendments in Writing, Integration. This Agreement cannot be
                   ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

              12.6 Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

              12.7 Survival. All covenants, representations and warranties made
                   --------
in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

              12.8 Confidentiality. In handling any confidential information
                   ---------------
Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       QUICKLOGIC CORPORATION


                                       By: /s/
                                          ----------------------------------
                                       Title:
                                             -------------------------------


                                       SILICON VALLEY BANK


                                       By: /s/
                                          ----------------------------------
                                       Title:
                                             -------------------------------

                                    EXHIBIT A
                                    ---------


     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     13. All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     14. All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     15. All contract rights and general intangibles now owned or hereafter acquired;

     16. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     17. All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

     18. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Notwithstanding the foregoing, the Collateral shall not include trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing.

                                    EXHIBIT B
                                    ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION          DATE:

FAX#:  (408) 496-2426                         TIME:

--------------------------------------------------------------------------------
FROM:
     ________________________________________________________________________
                            CLIENT NAME (BORROWER)

REQUESTED BY:
             ________________________________________________________________
                           AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ________________________________________________________

PHONE NUMBER:
             ________________________________________________________________

FROM ACCOUNT #                      TO ACCOUNT #
              ____________________               ____________________________

REQUESTED TRANSACTION TYPE          REQUEST DOLLAR AMOUNT
--------------------------          ---------------------

PRINCIPAL INCREASE (ADVANCE)        $____________________
PRINCIPAL PAYMENT (ONLY)            $____________________
INTEREST PAYMENT (ONLY)             $____________________
PRINCIPAL AND INTEREST (PAYMENT)    $____________________

OTHER INSTRUCTIONS:
                   __________________________________________________________

_____________________________________________________________________________

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
--------------------------------------------------------------------------------

                                 BANK USE ONLY

TELEPHONE REQUEST:
------------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

___________________________                   ____________________________
  Authorized Requester                                    Phone #

____________________________                  ____________________________
  Received By (Bank)                                      Phone #


                     _____________________________________
                         Authorized Signature (Bank)
--------------------------------------------------------------------------------

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE
                         (Pre-Initial Public Offering)



Borrower:  QuickLogic Corporation                  Lender:  Silicon Valley Bank

Commitment Amount:  $5,000,000 (capped at $3,000,000 pending notice)

ACCOUNTS RECEIVABLE
    1.   Accounts Receivable Book Value as of ____                                                $___________
    2.   Additions (please explain on reverse)                                                    $___________
    3.   TOTAL ACCOUNTS RECEIVABLE                                                                $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
    4.   Amounts over 90 days due           $_____________
    5.   Balance of 50% over 90 day accounts                          $___________
    6.   Concentration Limits                                         $___________
    7.   Foreign Accounts                   $_____________
    8.   Governmental Accounts              $_____________
    9.   Contra Accounts                    $_____________
   10.   Promotion or Demo Accounts                                   $___________
   11.   Intercompany/Employee Accounts     $_____________
   12.   Other (please explain on reverse)  $_____________
   13.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                         $___________
   14.   Eligible Accounts (#3 minus #13)                             $___________
   15.   LOAN VALUE OF NON-DISTRIBUTOR ACCOUNTS (80% of #14)          $___________
   16.   Eligible Distributor Accounts                                                            $___________
   17.   LOAN VALUE OF DISTRIBUTOR ACCOUNTS (70% of #16)                                          $___________
   18.   LOAN VALUE OF ACCOUNTS (#15 plus #17)                                                    $___________

BALANCES
   19.   Maximum Loan Amount                                          $__________
   20.   Total Funds Available [Lesser of #18 or #19)]                                            $___________
   21.   Present balance owing on Line of Credit                                                  $___________
   22.   Outstanding under Sublimits ( )                              $__________
   23.   RESERVE POSITION (#20 minus #21 and #22)                                                 $___________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:



QuickLogic Corporation


By:
     Authorized Signer

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK

FROM:  QUICKLOGIC CORPORATION

     The undersigned authorized officer of QuickLogic Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is
in complete compliance for the period ending             with all required
                                             -----------
covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                 Required                                  Complies
------------------                 --------                                  --------
Monthly financial statements       Monthly within 30 days  Yes               No
Annual (CPA Audited)               FYE within 120 days                       Yes   No
A/R & A/P Agings                   Monthly within 20 days when borrowing     Yes   No
A/R Audit                          Initial and Annual                        Yes   No

Financial Covenant                 Required                   Actual         Complies
------------------                 --------                   ------         --------
Maintain on a Monthly Basis:
  Minimum Quick Ratio              1.0:1.0/2.0:1.01/1/        _____:1.0      Yes   No
  Minimum Tangible Net Worth       $6,500,000/$20,000,000/1/  $________      Yes   No
  Maximum Debt/Tangible Net Worth  1:0:1.0/0:75:1.0/1/        _____:1.0      Yes   No
  Minimum Liquidity                2.0:1.0/2/                 _____:1.0      Yes   No
  Minimum Debt Service Coverage    1.5:1.0/3/                 _____:1.0      Yes   No

Profitability:  Quarterly          $1.00/4/                   $________      Yes   No

    /1/  After IPO (does not exclude deferred revenue)
    /2/  Applies until 2 consecutive DSC quarters of 1.5:1.0
    /3/  Effective upon termination of liquidity covenant
    /4/  One loss quarter less than $1,000,000 permitted after IPO


Comments Regarding Exceptions:  See Attached
                                                               BANK USE ONLY
                                                  Received by:
                                                              ------------------
                                                              AUTHORIZED SIGNER
Sincerely,
                                                  Date:
                                                       -------------------------
SIGNATURE                                         Verified:
                                                           ---------------------
                                                             AUTHORIZED SIGNER
TITLE
                                                  Date:
                                                       -------------------------
DATE
                                                  Compliance Status:  Yes     No

                      DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:  QuickLogic Corporation                  Bank:  Silicon Valley Bank

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $3,000,000, a Variable Rate, EXIM Revolving Line of Credit of a principal amount up to $1,000,000, and a Variable Rate Equipment Term Loan of a principal amount of up to $1,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital and Equipment Acquisition.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                 Revolving Line      Equipment Line
                                                 --------------      --------------
Amount paid to Borrower directly:                      $_____        $____
Undisbursed Funds                                $____  _____

Principal                                        $3,000,000          $1,000,000

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

     Prepaid Finance Charges Paid in Cash:
         $12,500  Loan Fee
            $100  UCC Search Fees
         $15,000  Exim Fee
            $___  Outside Counsel Fees and Expenses (Estimate)

     Total Charges Paid in Cash       $____

AUTOMATIC PAYMENTS.  Borrower hereby authorizes Bank automatically to deduct
from Borrower's account numbered           the amount of any loan payment.
                                 ----------
If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS
AUTHORIZATION IS DATED AS OF                   , 19   .
                             ------------------    ---

BORROWER:

QuickLogic Corporation

Authorized Officer

AGREEMENT TO PROVIDE INSURANCE


Grantor:  QuickLogic Corporation                   Bank:   Silicon Valley Bank

     INSURANCE REQUIREMENTS. QuickLogic Corporation ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:   All Inventory, Equipment and Fixtures.
          Type:         All risks, including fire, theft and liability.
          Amount:       Full insurable value.
          Basis:        Replacement value.
          Endorsements: Loss payable clause to Bank with stipulation that coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

     INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of August 8, 1996, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AUGUST 8, 1996.

GRANTOR:

QuickLogic Corporation


x
 Authorized Officer

============================================================================
                               FOR BANK USE ONLY
                            INSURANCE VERIFICATION
DATE:                                                         PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS:
============================================================================

                         CORPORATE RESOLUTIONS TO BORROW



Borrower:   QuickLogic Corporation



     I, the undersigned Secretary or Assistant Secretary of QuickLogic Corporation (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

     BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES        POSITIONS        ACTUAL SIGNATURES
     -----        ---------        -----------------











acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of August 8, 1996 (the "Loan Agreement").

     Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

     Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on _______________, 19___ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                         CERTIFIED TO AND ATTESTED BY:


                                         X

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of October 8, 1996, by and between QuickLogic Corporation ("Borrower") whose address is 2933 Bunker Hilt Lane 100A, Santa Clara, CA 95054, and Silicon Valley Bark ("Bank and sometimes referred to as "Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be
     ------------------------------------
owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated August 8,1996, together with all schedules thereto (the "Loan Agreement"), as amended. The Loan Agreement provided for, among other things, an Equipment Advance Facility in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Equipment Advance Facility"). In addition, Borrower is indebted to Lender, pursuant to, among other documents, a Promissory Note dated August 9, 1995, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Term Note 1") and a Promissory Note dated October 6,1995, in the original principal amount of Two Hundred Twenty Five Thousand Forty Eight and 00/100 Dollars ($225,048.00) (the "Term Note 2") (collectively, referred to herein as the "Notes"). The Notes, together with other promissory' notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated August 9, 1995, as such agreement may be amended from time to time, between Borrower and Lender (the "Business Loan Agreement'). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement and the Business Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness"

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as defined in the Loan Agreement and Commercial Security Agreement dated August 9, 1995.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as The "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------ -----

     A.   Modification(s) to the Notes.
          ----------------------------

          1. The interest rate to be applied to the unpaid principal balance of each Note, effective as of August 8, 1996, will be at a rate equal to one-quarter of one percentage point (.250%) over Lender's current Index (as defined therein).

     B.   Modification(s) to Loan Agreement
          ---------------------------------

          1.   Notwithstanding anything to the contrary contained in Section
               2.1.3 entitled "Equipment Advances" Borrower shall now be allowed to use up to Five Hundred thousand and 001100 Dollars ($500,000.00) (rather than 30% of any Equipment Advance) to purchase or finance software, custom equipment and fixtures.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                LENDER:

QUICKLOGIC CORPORATION                   SILICON VALLEY BANK

By: /s/                                  By: /s/
   __________________________               ____________________________

Name:                                    Name
     ________________________                ____________________________

Title:                                   Title:
      _______________________                  __________________________

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of November 13, 1996, by and between QuickLogic Corporation ("Borrower") whose address is 2933 Bunker Hill Lane 100A, Santa Clara, CA 95054, and Silicon Valley Bank ("Bank" and sometimes referred to as "Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     -------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 8, 1996, together with all schedules thereto (the "Loan Agreement"), as amended. The Loan Agreement provided for, among other things, an Equipment Advance Facility in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Equipment Advance Facility"). In addition, Borrower is indebted to Bank, pursuant to, among other documents, a Promissory Note dated August 9, 1995, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Term Note 1") and a Promissory Note dated October 6, 1995, in the original principal amount of Two Hundred Twenty Five Thousand Forty Eight and 00/100 Dollars ($225,048.00) (the "Term Note 2") (collectively, referred to herein as the "Notes"), as such Notes may be amended from time to time. The Notes, together with other promissory notes from Borrower to Bank, are governed by the terms of a Business Loan Agreement, dated August 9, 1995, as such agreement may be amended from time to time, between Borrower and Bank (the "Business Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement and the Business Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as defined in the Loan Agreement and a Commercial Security Agreement dated August 9, 1995.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     -------------------------------

     A.        Modification(s) to Loan Agreement.
               ----------------------------------

          1. Paragraphs (a) and (b) of Section 2.1.3 entitled "Equipment Advances" are hereby amended in their entirety, to read as follows:

               (a) At any time from the date hereof through June 30, 1997, Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to Two Million and 00/100 Dollars ($2,000,000.00), however capped at One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Cap Amount"). Any Equipment Advance in excess of the Cap Amount shall be subject to Borrower's payment of the Increase Fee, as described herein.

                     The Equipment Advances shall be used to purchase Equipment only, approved from time to time by Bank, and shall not exceed (i) one hundred percent (100%) of the cost of new Equipment and (ii) the lesser of seventy-five percent (75%) of the cost of used Equipment or (iii) Six Hundred Thousand and 00/100 Dollars ($600,000.00), including installation expense, freight discounts, warranty charges and taxes. Not more than One Million and 00/100 Dollars ($1,000,000.00) of any Equipment Advance shall be used to purchase or finance software, custom equipment and tenant improvements.

               (b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the last day of each calendar month for each month through June 30, 1997. The Equipment Advance or Equipment Advances that are outstanding on June 30, 1997 will be payable monthly on the last calendar day of each month in thirty-six (36) equal installments of principal, plus accrued, unpaid interest, beginning on July 31, 1997, and continuing through the Maturity Date, when the entire principal amount and all accrued, unpaid interest shall be due and payable.

     2.   The defined term "Maturity Date" means June 30, 2000.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     -------------------
wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE AND INCREASE FEE. Borrower shall pay to Bank a fee in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the "Loan Fee") plus all out-of-pocket expenses. Additionally, upon Borrower's election to advance under the Equipment Advance Facility in excess of the Cap Amount, Borrower shall pay to Bank a fee in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the "Increase Fee").

6.   NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no
     ------------------------
defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the
     --------------------
existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its
     -------------------
properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9.   COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective
     -----------------
only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

10.  CONDITIONS.  The effectiveness of this Loan Modification Agreement is
     -----------
conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                       BANK:

QUICKLOGIC CORPORATION                          SILICON VALLEY BANK


By:    /s/ VINCENT A. MCCORD                    By:    /s/ ELLEN CHAO
       ---------------------------                     ------------------------
Name:  Vincent A. McCord                        Name:  ELLEN CHAO
       ---------------------------                     ------------------------
Title: V.P., CFO                                Title: VP
       ---------------------------                     ------------------------

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of May 27, 1997, by and between QuickLogic Corporation, a California corporation ("Borrower") whose address is 1277 Orleans Drive, Sunnyvale, CA 94089, and Silicon Valley Bank ("Bank" and sometimes referred to as "Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     -------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 8, 1996, together with all schedules thereto (the "Domestic Loan Agreement"), as amended. The Domestic Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00) (however, limited to $3,000,000.00 until Borrower delivers notice to Bank increasing the Committed Line to $5,000,000.00) (the "Revolving Facility"), an Equipment Advance Facility in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Equipment Advance Facility"). The Domestic Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated November 13, 1996, pursuant to which, among other things, the principal amount of the Equipment Advance Facility was increased to Two Million and 00/100 Dollars ($2,000,000.00). In addition, Borrower is indebted to Bank, pursuant to, among other documents, a Promissory Note dated August 9, 1995, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Term Note 1"), a Promissory Note dated October 6, 1995, in the original principal amount of Two Hundred Twenty Five Thousand Forty Eight and 00/100 Dollars ($225,048.00) (the "Term Note 2") (collectively, referred to herein as the "Notes"), as such Notes may be amended from time to time. The Notes, together with other promissory notes from Borrower to Bank, are governed by the terms of the Business Loan Agreement dated August 9, 1995, as amended (the "Business Loan Agreement"). Furthermore, Borrower is indebted to Bank, pursuant to, among other documents, an Export-Import Bank Loan and Security Agreement, dated August 8, 1996, as amended (the "EXIM Loan Agreement"), which provided for, among other things, an Exim Committed Line in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "EXIM Revolving Promissory Note"). Hereinafter, the Domestic Loan Agreement, the Business Loan Agreement and the EXIM Loan Agreement shall be referred to collectively as the "Loan Agreement". Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
     -----------------------------------------
secured by the Collateral as defined in the Domestic Loan Agreement and a Commercial Security Agreement dated August 9, 1995. Additionally, repayment of the Export Committed Line is guaranteed by the Export-Import Bank of the United States (the "Guarantor") pursuant to a Guarantee Agreement (the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     -------------------------------

     A.   Waiver of Financial Covenant Default.
          -------------------------------------

          Lender hereby waives Borrower's existing default under the Domestic Loan Agreement by virtue of Borrower's failure to comply with the Debt Service Coverage ratio as of quarter ended March 31, 1997. Lender's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period.

          Lender's agreement to waive the above-described default shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.

     B.   Governing Loan Agreement.
          -------------------------

          The Notes shall now be governed by the terms of the Existing Loan Documents.

     C.        Modification(s) to Existing Loan Documents.
               -------------------------------------------

          1. "Permitted Indebtedness", as defined in section 1.1 entitled "Definitions" is hereby amended to include the following:

               (e) Capital lease obligations to Borrower's landlord.

          2. "Permitted Investment", as defined in section 1.1 entitled "Definitions" is hereby amended to include the following:

               (c) Acquisition of Cypress Semiconductor's FPGA business and a to-be-formed international subsidiary.

          3. Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended in its entirety to read as follows:

               Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month (except for month ended February, 1997 and any and all months after Borrower's Initial Public Offering), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one hundred twenty
               (120) days after the end of Borrowers' fiscal year (except for fiscal year end 1996 which shall be due no later than July 15,
               1997), audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

               Through the date of Borrower's Initial Public Offering, within twenty (20) days after the last day of each month in which an Advance is outstanding (and as a condition to Borrower requesting an Advance), Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer, together with aged listings of accounts receivable and accounts payable. Following the Initial Public Offering, such agings and Borrowing Base Certificate are not required.

               Borrower shall deliver to Bank with the monthly financial statements (or with Borrower's Form 10-K and 10-Q after Borrower's Initial Public Offering) a Compliance Certificate signed by a Responsible Officer.

               Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing. After Borrower's Initial Public Offering, such audits shall not be required.

          4. Section 6.8 entitled "Quick Ratio" is hereby amended in its entirety to read as follows:

               Prior to the Initial Public Offering, Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities, excluding deferred revenue, of at least
               1.00 to 1.00; and after the Initial Public Offering, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00.

          5. The minimum Liquidity ratio, as described in section 6.9 entitled "Minimum Liquidity and Debt Service Coverage" is hereby re-instated as of quarter ended March 31, 1997 and shall be replaced by the Debt Service Coverage ratio subject to the terms and conditions as described in said section.

          6. Section 6.10 entitled "Debt-Net Worth Ratio" is hereby amended in its entirety to read as follows:

               Prior to the Initial Public Offering, Borrower shall maintain, as of the last day of each calendar month, beginning with month ended March 31, 1997, a ratio of Total Liabilities, excluding deferred revenue, less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.25 to 1.00, and, after the Initial Public Offering, as of the last day of each fiscal quarter, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1.00.

          7. Section 6.11 entitled "Tangible Net Worth" is hereby amended in its entirety to read as follows:

               Prior to the Initial Public Offering, Borrower shall maintain, as of the last day of each calendar month, beginning with month ended March 31, 1997, a Tangible Net Worth of not less than Nine Million and 00/100 Dollars ($9,000,000.00), and, after the Initial Public Offering, as of the last day of each fiscal quarter, not less than Twenty Million and 00/100 Dollars ($20,000,000.00).

          8. Section 6.12 entitled "Profitability" is hereby amended in its entirety to read as follows:

               Borrower shall have a minimum net profit of One and 00/100 Dollar ($1.00) for each fiscal quarter, except that, Borrower may suffer a maximum net loss, excluding contract termination expense, of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) for quarter ended March 31, 1997, and One Million and 00/100 Dollars ($1,000,000.00) for quarter ending June 30, 1997.

          9. Section 7.3 entitled "Mergers or Acquisitions" is hereby amended to allow Borrower, a California C-corporation, to merge with and into a new entity, which such entity shall be a Delaware C-corporation, provided that, upon such merger, Borrower agrees to execute any and all documents required by Bank in order for Bank to acknowledge such merger and to maintain its security interests in Borrower's assets, including, without limitation, an assumption agreement.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     -------------------
wherever necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     ------------------------
below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     --------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                       BANK:

QUICKLOGIC CORPORATION                          SILICON VALLEY BANK


By:     VINCENT A. MCCORD                        By:    ELLEN CHAO
       ----------------------                           ----------------------
Name:   VINCENT A. MCCORD                        Name:  ELLEN CHAO
       ----------------------                           ----------------------
Title:  V.P., CFO                                Title: VP
       ----------------------                           ----------------------

                         LIBOR SUPPLEMENT TO AGREEMENT


     This LIBOR Supplement to Agreement (the "Supplement") is a supplement to the Loan and Security Agreement (the "Agreement") dated as of August 8, 1996, between Silicon Valley Bank ("Bank") and Quicklogic Corporation ("Borrower"), and forms a part of and is incorporated into the Agreement. Except as otherwise defined in this Supplement, capitalized terms shall have the meanings assigned in the Agreement.

     1.  Definitions.
         ------------

        "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

        "Interest Period" means for each LIBOR Rate Advance, a period of approximately one, two or three months as the Borrower may elect, provided that
                                                                  --------
the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall
                             --------- --------
expire not later than the applicable Maturity Date.

        "Interest Rate" shall mean as to: (a) Prime Rate Advances, a rate equal to the Prime Rate; and (b) LIBOR Rate Advances, a rate of 2.5% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

        "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 A.M. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

        "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

        "LIBOR Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

        "Prime Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

        "Regulatory Change" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.

        2. Requests for Advances; Confirmation of Initial Advances. Each LIBOR
           --------------------------------------------------------
Rate Advance shall be made upon the irrevocable written request of Borrower by Bank not later than 11:00 a.m. (Santa Clara,

California time) on the Business "Business Day" means a day of the year (a) that is not a Saturday, Sunday or Day three (3) Business Days prior to the date such Advance is to be made. Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day; the amount of such Advance, the Interest Period for such Advance, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

        Each written request for a LIBOR Rate Advance shall be in the form of a LIBOR Rate Advance Form as set forth on Exhibit A, which shall be duly executed by a Responsible Officer.


        3.    Conversion/Continuation of Advances.
              ------------------------------------

              (a) Borrower may from time to time submit in writing a request that Prime Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Advances shall be converted to LIBOR Rate Advances or such LIBOR Rate Advances shall continue, as the case may be provided that:

                    (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                    (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Agreement.

                    (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Advances;

                    (iv) the amount of a LIBOR Rate Advance shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

                    (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Advance .

        Any request by Borrower to convert Prime Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Advances.

        (b) Any LIBOR Rate Advances shall automatically convert to Prime Rate Advances upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Advances shall, at Bank's option, convert to Prime Rate Advances in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Advances which have previously been converted to LIBOR Rate Advances, or the aggregate principal amount of existing LIBOR Rate Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the Committed Line. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's deposit account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Advances to Prime Rate Advances pursuant to any of the foregoing.

              (c) On all Advances, Interest shall be payable by Borrower to Bank monthly in arrears not later than the seventh (7th) day of each calendar month at the applicable Interest Rate.

        4.    Additional Requirements/Provisions Regarding LIBOR Rate Advances;
              -----------------------------------------------------------------

Etc.
----
              (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the Interest Period for such Advance, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

              (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                        (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

                        (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Advances or any deposits referred to in the definition of "LIBOR Base Rate"); or

                        (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

        (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a LIBOR Rate Advance on the date for such borrowing specified in the relevant notice of borrowing hereunder.

        (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.
        (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advance, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Advances. If it shall become unlawful for Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

        IN WITNESS WHEREOF, the undersigned have executed this LIBOR Supplement to Agreement as of the first date above written.


                                    QUICKLOGIC CORPORATION


                                    By: /s/
                                       -----------------------------------

                                    Title:
                                          --------------------------------

                                    SILICON VALLEY BANK


                                    By: /s/
                                       -----------------------------------
                                    Title:
                                          --------------------------------

                                   EXHIBIT A
                                   ---------

                            LIBOR RATE ADVANCE FORM


     The undersigned hereby certifies as follows:

     I,                             , am the duly elected and acting
        ----------------------------
                       of Quicklogic Corporation ("Borrower").
-----------------------


     This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Agreement"). The terms used in this Borrowing Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on     , 19  a LIBOR Rate Advance (the "Advance")
                                -----    --
as follows:


     (a) The date on which the Advance is to be made is              , 19  .
                                                        -------------    --

     (b) The amount of the Advance is to be                     ($     ), for
                                            ----------------------------
an Interest Period of month(s).


      All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this LIBOR Rate Advance Form is executed by the
undersigned as of this                day of                        ,    19   .
                       ---------------      -------------------------      ---


                                    QUICKLOGIC CORPORATION


                                    By:
                                      ---------------------------------
                                    Title:
                                         ------------------------------

For Internal Bank Use Only


 LIBOR Pricing Date     LIBOR Rate   LIBOR Rate Variance    Maturity Date
-------------------------------------------------------------------------
                                                       %
                                                    ---
=========================================================================

                                   EXHIBIT B
                                   ---------

                LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

  The undersigned hereby certifies as follows:

  I,                             , am the duly elected and acting
     ----------------------------                                -----------
of Quicklogic Corporation ("Borrower").

  This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.


   Borrower hereby requests on              , 19   a LIBOR Rate Advance
                             ----------------   --
as follows:

        (a)          (i)   A rate conversion of an existing Prime Rate Advance
              ----
                           to a LIBOR Rate Advance; or

                     (ii)  A continuation of an existing LIBOR Rate Advance as a
              ----
                              LIBOR Rate Advance;

                           [Check (i) or (ii) above]

        (b) The date on which the Advance is to be made is               , 19  .
                                                          ----------------   --

        (c) The amount of the Advance is to be                       ($      )
                                              -----------------------  -------,
for an Interest Period of        month(s)
                         --------

        All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

        IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate
is executed by the undersigned as of this       day of                 , 19  .
                                         -------      -----------------    --

                                    QUICKLOGIC CORPORATION

                                    By:
                                       ________________________________________
                                    Title:
                                         ______________________________________

For Internal Bank Use Only


 LIBOR Pricing Date     LIBOR Rate   LIBOR Rate Variance    Maturity Date
-------------------------------------------------------------------------
                                                       %
                                                   ----
=========================================================================